Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GSC HOLDINGS CORP.

               (Under Section 242 of the General Corporation Law)


     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned corporation does hereby certify that:


     1. The name of the corporation is GSC Holdings Corp. (hereinafter called the "Corporation").

     2. The Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of Delaware on the 13th day of April, 2005.

     3. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of Delaware on the 27th day of June, 2005.

     4. The Amended and Restated Certificate of Incorporation is hereby amended by striking out Articles First and Second thereof and by substituting in lieu of said Articles First and Second the following new Articles First and Second:

     "FIRST: The name of the corporation is GameStop Corp. (the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company."

     5. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

     6. This amendment shall be effective on October 9, 2005 at 12:00 a.m. Eastern Time.

                            [Signature page follows.]
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                                                                  EXECUTION COPY


     IN WITNESS WHEREOF, the undersigned does hereby affirm that the statements made herein are true under the penalties of perjury this 7th day of October, 2005.



                                  GSC HOLDINGS CORP.


                                  By:  /s/ David W. Carlson
                                    --------------------------------
                                          Name: David W. Carlson
                                          Title:   Executive Vice President
                                                   and CFO